UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2008, Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with NexCen Brands, Inc., a Delaware corporation (“Parent”), NexCen Fixed Asset Company, LLC, a Delaware limited liability company, NexCen Brand Management, Inc., a Delaware corporation and, WV IP Holdings, LLC, a Delaware limited liability company (collectively, the “Sellers”).

Upon the closing of the transactions contemplated by the Purchase Agreement, the Registrant will acquire certain of the Sellers’ assets and rights related to the Sellers’ business of marketing, licensing and managing the Sellers’ Waverly, Gramercy and Village brands, trademarks, intellectual property and related names worldwide (the “Waverly Assets”).

The Purchase Agreement provides for a purchase price for the Waverly Assets of $26,000,000 in cash and the assumption by the Registrant of certain liabilities of the Sellers related to the Waverly Assets.

The Purchase Agreement contains customary representations, warranties and covenants, and the transactions contemplated by the Purchase Agreement are subject to customary closing conditions. The Registrant and the Parent have each agreed, subject to certain limitations, to indemnify the other for damages arising from the breach of its representations, warranties, covenants or obligations in the Purchase Agreement.

Upon the closing, the Sellers will deliver all of their right, title and interest in the Waverly Assets to a subsidiary of the Registrant.

The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as an exhibit to this Report. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant or the other parties thereto. The Purchase Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement. In addition, the Purchase Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1*	Asset Purchase Agreement by and among NexCen Brands, Inc., NexCen Fixed Asset Company, LLC, NexCen Brand Management, Inc., WV IP Holdings, LLC, and Iconix Brand Group, Inc. dated September 29, 2008.

* The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:	/s/ Neil Cole
Neil Cole
Chief Executive Officer

Date: October 2, 2008